Exhibit 8(a)(i)

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT


         This Amendment to the Fund Participation Agreement ("Agreement") dated the 1st day of May, 2003, by and between Lincoln Variable Insurance Products Trust, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana insurance company (the "Company") is effective as of July 20, 2009.

                                    AMENDMENT

         WHEREAS, the parties wish to amend Schedules 1 and 2 to the Agreement and replace them in their entirety.

         NOW, THEREFORE, in consideration of their mutual promises, the Company and the Trust agree to amend the Agreement as follows:

         1. Schedule 1 of this Agreement shall be deleted and replaced with the attached Schedule 1.

         2. Schedule 2 of this Agreement shall be deleted and replaced with the attached Schedule 2.

         3. All other terms of the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.


                                  LINCOLN VARIABLE INSURANCE PRODUCTS TRUST



Date:    7/15/2009                      By:  /s/ Kevin J. Adamson
                                        Kevin J. Adamson
                                        Second Vice President



                                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY



Date:   7/15/2009                      By: /s/ William P. Flory, Jr.
                                       William P. Flory, Jr.
                                       Second Vice President



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                                   Schedule 1

                    Lincoln Variable Insurance Products Trust
          Separate Accounts of Lincoln National Life Insurance Company
                             Investing in the Trust
                               as of July 20, 2009


Lincoln National Variable Annuity Account C

Lincoln Life Flexible Premium Variable Life Account D

Lincoln Life Flexible Premium Variable Life Account G

Lincoln Life Flexible Premium Variable Life Account K

Lincoln National Variable Annuity Account L

Lincoln Life Flexible Premium Variable Life Account M

Lincoln Life Variable Annuity Account N

Lincoln Life Variable Annuity Account Q

Lincoln Life Flexible Premium Variable Life Separate Account R

Lincoln Life Flexible Premium Variable Life Account S

Lincoln Life Variable Annuity Account T

Lincoln Life Variable Annuity Account W

Lincoln Life Flexible Premium Variable Life Account Z

Lincoln National Life Insurance Company Separate Account 33

Lincoln National Variable Annuity Account 53

Lincoln Life Separate Account 4k

Lincoln National Life Insurance Company Separate Account 95

Lincoln National Life Insurance Company Separate Account 96

Lincoln National Life Insurance Company Separate Account 97

Lincoln National Life Insurance Company Separate Account 98

Lincoln National Variable Annuity Fund A

Separate Account BLM

                                   Schedule 2

                                      Funds
                               As of July 20, 2009


LVIP Baron Growth Opportunities Fund
LVIP Capital Growth Fund
LVIP Cohen & Steers Global Real Estate Fund
LVIP Columbia Value Opportunities Fund
LVIP Delaware Bond Fund
LVIP Delaware Foundation Aggressive Allocation Fund
LVIP Delaware Foundation
Conservative Allocation Fund
LVIP Delaware Foundation Moderate Allocation Fund
LVIP Delaware Growth and Income Fund
LVIP Delaware Managed Fund
LVIP Delaware Social Awareness Fund
LVIP Delaware Special Opportunities Fund
LVIP FI Equity-Income Fund
LVIP Global Income Fund LVIP Janus Capital Appreciation Fund
LVIP Marsico International Growth Fund
LVIP MFS Value Fund LVIP Mid-Cap Value Fund
LVIP Mondrian International Value Fund
LVIP Money Market Fund
LVIP SSgA Bond Index Fund
LVIP SSgA Developed International 150 Fund
LVIP SSgA Emerging Markets Fund
VIP SSgA International Index Fund
LVIP SSgA Large Cap 100 Fund
LVIP SSgA Small/Mid Cap 200 Fund
LVIP SSgA S&P 500 Index Fund
LVIP SSgA Small-Cap Index Fund
LVIP T. Rowe Price Growth Stock Fund
LVIP T. Rowe Price Structured Mid-Cap Growth Fund
LVIP Templeton Growth Fund
LVIP Turner Mid-Cap Growth Fund
LVIP UBS Global Asset Allocation Fund
LVIP Wilshire Aggressive Profile Fund
LVIP Wilshire Conservative Profile Fund
LVIP Wilshire Moderate Profile Fund
LVIP Wilshire Moderately Aggressive Profile Fund
LVIP Wilshire 2010 Profile Fund
LVIP Wilshire 2020 Profile Fund
LVIP Wilshire 2030 Profile Fund
LVIP Wilshire 2040 Profile Fund